UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 2, 2009

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	37-1490331

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-5000
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

SIGNATURES		2

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Robert M. Clements has notified the Board of Directors (the “Board”) of Fidelity National Information Services, Inc. (the “Company”) that he does not wish to stand for re-election to the Board when his term expires at the upcoming Annual Meeting of Shareholders currently scheduled for May 28, 2009 (the “Annual Meeting”). Mr. Clements’ decision not to stand for re-election was due to the time required by his other commitments, particularly his role as the chairman and chief executive officer of EverBank Financial Corporation, the holding company for EverBank, and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with Mr. Clements’ decision not to stand for re-election, the Board has approved a reduction in the size of the Board from seven directors to six directors effective as of the date of the Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
	By:	/s/ Ronald D. Cook
Ronald D. Cook
Dated: April 3, 2009		Executive Vice President, General Counsel and Corporate Secretary